EXHIBIT 99.1


NEWS
RELEASE

For further information contact:
Santo P. Pasqualucci
President & CEO
(508) 548-3500

FOR IMMEDIATE RELEASE
---------------------
April 24, 2003


               FALMOUTH BANCORP, INC. EARNINGS RESULTS FOR THE
                 QUARTER AND SIX MONTHS ENDED MARCH 31, 2003

      Falmouth, Massachusetts, April 24, 2003, - Falmouth Bancorp, Inc. (AMEX: FCB) (the Company), a Delaware corporation, the holding company for Falmouth Bank (the "Bank"), announced today the Company's results of operations for the second quarter ended March 31, 2003. For the three months ended March 31, 2003, the Company reported a net loss of $572,000, as compared to net income of $392,000 for the three months ended March 31, 2002. For the six months ended March 31, 2003, the Company reported a net loss of $196,000 as compared to net income of $859,000 for the six months ended March 31, 2002. The decrease was primarily due to recently enacted legislation by the Commonwealth of Massachusetts eliminating, retroactively to 1999, the 95% state income tax dividend exclusion previously allowed for the transfer of income from the Bank's real estate investment trust subsidiary to the Bank. Additionally, the Bank realized losses on investment securities of $379,000. After close analysis and other tax considerations, management chose to divest itself of selected investment securities. The Company's basic earnings per share decreased to ($0.66) for the three months ended March 31, 2003, from $0.45 for the three months ended March 31, 2002, a decrease of $1.11. Diluted earnings per share decreased to ($0.62) from $0.43 for the same period of the previous year, a decrease of $1.05.

      The Company's total assets increased by $2.7 million or 1.73% for the six months ended March 31, 2003, from $154.5 million at September 30, 2002 to $157.2 million at March 31, 2003. Total deposits increased $2.0 million or 1.53%, from $131.7 million at September 30, 2002 to $133.7 million at March 31, 2003. This increase was due, in part to seasonal deposits in NOW accounts and regular savings accounts during the period. Total net loans were $81.9 million or 61.2% of total deposits at March 31, 2003, as compared to $95.0 million or 72.1% of total deposits at September 30, 2002, representing a decrease of $13.1 million for the period. This decrease was due, in part, to the large number of 1-4 family mortgages that were re-written, due to lower market rates, and then sold by the Bank on the secondary market with the loan servicing retained. Investment securities were $51.9 million or 33.0% of total assets at March 31, 2003, as compared to $47.7 million or 30.8% of total assets at September 30, 2002. Investment securities increased $4.3 million or 8.9% due, in part, to the reinvestment of cash flows generated from loan payoffs and sold loans into short-term securities.

      Net Income. The Company's net loss for the three months ended March 31, 2003 was $572,000, as compared to net income of $392,000 for the three months ended March 31, 2002. The decrease in net income of $964,000 was due, in part, to a decrease in interest and dividend income of $463,000 that was offset, in part, by a decrease in interest expense of $220,000. Other key factors included a decrease in other income of $139,000 due to realized losses on investment securities, an increase in other expenses of $173,000, a decrease in income taxes of $134,000, and a one-time charge to earnings of $572,000 that is the result of tax legislation recently enacted by the Commonwealth of Massachusetts, which is retroactive. The annualized return on average assets (ROA) for the three months ended March 31, 2003 was - 1.46%, a decrease of 253 basis points, as compared to 1.07% for the same period in the prior year. The annualized return on average equity (ROE) for the three months ended March 31, 2003 was -13.52%, as compared to 9.15% for the same period of the previous year. Interest and dividend income decreased, primarily as the result of low interest rates, loan payoffs, and loan sales during the period. The decrease in interest expense was primarily due to a reduction in the general level of interest rates while total deposits rose slightly.

      Net Interest and Dividend Income. Net interest and dividend income was $1.06 million for the three-month period ended March 31, 2003 as compared to $1.3 million for the three months ended March 31, 2002. The $243,000 decrease was the result of a $463,000 decrease in interest and dividend income, offset in part by a $220,000 decrease in interest expense. The net interest margin for the three months ended March 31, 2003 was 2.85%, a decrease of 87 basis points, as compared to 3.72% for the three months ended March 31, 2002. The decrease in net interest margin was primarily the result of a decrease in the yield on earning assets.

      Other Income. Total other income for the three-month period ended March 31, 2003 was $45,000, as compared to $185,000 for the three months ended March 31, 2002. The $140,000 decrease was primarily the result of realized losses on investment securities of $379,000, an increase in net gains on mortgages sold of $213,000, an increase in loan servicing fee income of 20,000 and an increase in other income of $7,000.

      Operating Expenses. Total operating expenses for the three months ended March 31, 2003 were $1.0 million, as compared to $841,000 for the three months ended March 31, 2002. The $173,000 increase was primarily due to the combination of an increase in salaries and employee benefits of $85,000, an increase in occupancy expense of $4,000, an increase in data processing expense of $16,000, and an increase in other expenses of $90,000, combined with a decrease in equipment expense of $6,000, a decrease in Directors' fees of $3,000, and a decrease in legal and professional costs of $13,000. The increase in other expenses was primarily the result of the amortization and permanent impairment of mortgage-servicing rights due to the large number of re-financed mortgages sold. The annualized ratio of operating expenses to average total assets for the three months ended March 31, 2003 was 2.60%, as compared to 2.30% for the three-month period ended March 31, 2002, an increase of 30 basis points.

      The Company's net loss for the six months ended March 31, 2003 was $196,000 as compared to net income of $859,000 at March 31, 2002, a decrease of $1.1 million. This was primarily due to a decrease in interest and dividend income of $857,000, offset in part by a decrease in interest expense of $488,000, a decrease in total other income of $64,000, an increase on other expenses of $307,000 a decrease in taxes of $177,000, and an increase in extraordinary items expense of $572,000. The extraordinary items expense was the result of the recent Massachusetts tax legislation effecting the 95% tax dividend exclusion of the Bank's subsidiary. The new tax legislation expressly disallows the deduction for dividends received by a real estate investment trust subsidiary. As a result of the enactment of the legislation, the Company ceased recording the tax benefits associated with the dividend received deduction. The loan loss provision was decreased due to the reduction in the Bank's loan portfolio due to the sale of loans. It was increased in the previous year to better align the reserve with the size of the portfolio at that time. At March 31, 2003, the Bank had no loans 30 days or more delinquent. The Bank's allowance for loan losses was 1.13% of total loans at March 31, 2003. The annualized return on average equity
(ROE) for the six months ended March 31, 2003 was -2.29%, as compared to 10.04% for the six months ended March 31, 2002.

      Falmouth Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Falmouth Co-operative Bank, a Massachusetts chartered stock co-operative bank offering traditional retail and commercial financial products and services. At March 31, 2003, the Bank had total assets of $156.1 million and deposits of $133.3 million. The Bank conducts business through its main office located at 20 Davis Straits, Falmouth, Massachusetts 02540, and its two branch locations in North and East Falmouth. The telephone number is (508) 548-3500.

Forward Looking Statements
--------------------------

      This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank that are subject to various factors which could cause actual results to differ materially from
these estimates.   These factors include, but are not limited to: general
and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                    -------------------------------------
                    March 31, 2003 and September 30, 2002
                    -------------------------------------




                                                                           March 31,       September 30,
                                                                              2003             2002
                                                                              ----             ----
                                                                           (unaudited)

ASSETS
------

Cash, due from banks, and interest bearing deposits                        $  2,565,533     $  2,916,804
Federal funds sold                                                           16,561,540        4,505,780
                                                                           -----------------------------
      Total cash and cash equivalents                                        19,127,073        7,422,584
Investments in available-for-sale securities (at fair value)                 20,638,764       18,712,954

Investments in held-to-maturity securities (fair values of $30,438,844
 as of March 31, 2003 and $28,034,474 as of September 30, 2002)              30,395,076       28,060,267
Federal Home Loan Bank stock, at cost                                           878,000          878,000
Loans, net                                                                   81,866,437       95,009,955
Premises and equipment                                                        1,727,307        1,792,016
Accrued interest receivable                                                   1,091,240        1,114,924
Cooperative Central Bank Reserve Fund Deposit                                   395,395          395,395
Other assets                                                                  1,077,522        1,134,907
                                                                           -----------------------------
      Total Assets                                                         $157,196,814     $154,521,002
                                                                           -----------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest-bearing                                                      $ 18,157,202     $ 17,552,180
  Interest-bearing                                                          115,572,701      114,164,879
                                                                           -----------------------------
      Total deposits                                                        133,729,903      131,717,059

Securities sold under agreements to repurchase                                  721,688          471,872
Federal Home Loan Bank advances                                               5,275,144        5,178,175
Other liabilities                                                               738,757          761,663
                                                                           -----------------------------
      Total Liabilities                                                     140,465,492      138,128,769
                                                                           -----------------------------

Minority preferred stockholders' equity in a subsidiary company of
 Falmouth Bank                                                                   50,500           53,500
                                                                           -----------------------------

Stockholders' equity:
  Preferred stock, par value $.01 per share, authorized 500,000 shares;
   none issued
  Common stock, par value $.01 per share, authorized 2,500,000 shares;
   issued 1,454,750 shares                                                       14,547           14,547
  Paid-in capital                                                            13,972,459       13,981,543
  Retained earnings                                                          13,304,221       13,735,221
  Unallocated Employee Stock Ownership Plan shares                             (257,206)        (301,299)
  Treasury stock (551,577 shares as of March 31, 2003;
   553,971 shares as of September 30, 2002)                                  (9,765,505)      (9,807,890)
  Unearned compensation                                                        (340,994)        (477,088)
  Accumulated other comprehensive loss                                         (246,700)        (806,301)
                                                                           -----------------------------
      Total stockholders' equity                                             16,680,822       16,338,733
                                                                           -----------------------------
      Total liabilities and stockholders' equity                           $157,196,814     $154,521,002
                                                                           =============================

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 -------------------------------------------

                                 (unaudited)


                                                             Three Months Ended             Six Months Ended
                                                        --------------------------    ------------------------
                                                         March 31,       March 31,     March 31,     March 31,
                                                            2003            2002         2003           2002
                                                            ----            ----         ----           ----

Interest and dividend income:
  Interest and fees on loans                            $  1,321,836    $1,897,389    $2,816,705     $3,918,873
  Interest and dividends on securities:
    Taxable                                                  311,522       215,134       649,634        405,490
    Dividends on marketable equity securities                 20,843        17,989        41,290         42,722
  Dividends on Cooperative Bank Investment
   and Liquidity Funds                                             -             -             -            551
  Other interest                                              33,501        20,538        63,921         61,239
                                                        -------------------------------------------------------
      Total interest and dividend income                   1,687,702     2,151,050     3,571,550      4,428,875
                                                        -------------------------------------------------------

Interest expense:
  Interest on deposits                                       561,113       764,953     1,214,464      1,663,938
  Interest on securities sold under agreement
   to repurchase                                               3,226         1,285         5,209          3,399
  Interest on Federal Home Loan Bank advances                 61,644        80,023       124,097        164,538
                                                        -------------------------------------------------------
      Total interest expense                                 625,983       846,261     1,343,770      1,831,875
                                                        -------------------------------------------------------
      Net interest and dividend income                     1,061,719     1,304,789     2,227,780      2,597,000
Provision for loan losses                                          -        30,000             -         80,000
                                                        -------------------------------------------------------
      Net interest income after provision for
       for loan losses                                     1,061,719     1,274,789     2,227,780      2,517,000
                                                        -------------------------------------------------------

Other income:
  Service charges on deposit accounts                         43,279        43,815        93,644         92,771
  Securities gains (losses), net                            (378,905)            -      (455,492)        17,062
  Net gains on sales of loans                                286,462        73,109       611,773        259,526
  Loan servicing fees                                         34,980        14,856        64,172         23,928
  Other income                                                59,645        52,804       147,445        132,210
                                                        -------------------------------------------------------
      Total other income                                      45,461       184,584       461,542        525,497
                                                        -------------------------------------------------------

Other expense:
  Salaries and employee benefits                             506,807       421,653       994,486        851,752
  Occupancy expense                                           44,433        40,641        85,414         82,181
  Equipment expense                                           44,869        50,548        89,693         99,588
  Data processing expense                                    109,053        92,949       197,758        187,713
  Directors' fees                                             18,675        22,050        37,285         35,050
  Legal and professional fees                                 34,593        47,271        90,913         94,718
  Other expenses                                             255,608       165,589       502,663        339,955
                                                        -------------------------------------------------------
      Total other expenses                                 1,014,038       840,701     1,998,212      1,690,957
                                                        -------------------------------------------------------
      Income before income taxes                              93,142       618,672       691,110      1,351,540
Income taxes                                                  92,320       226,425       315,170        492,625
                                                        -------------------------------------------------------
      Net income before extraordinary items                      822       392,247       375,940        858,915
Extraordinary items (net of tax benefit of $300,020)        (572,348)            -      (572,348)             -
                                                        -------------------------------------------------------
      Net income (loss) after extraordinary items       $   (571,526)   $  392,247    $ (196,408)    $  858,915
                                                        =======================================================

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 -------------------------------------------
                                 (Continued)

                                 (unaudited)


                                                   Three Months Ended          Six Months Ended
                                                -----------------------    -----------------------

                                                 March 31,    March 31,    March 31,     March 31,
                                                   2003         2002         2003          2002
                                                   ----         ----         ----          ----

Comprehensive income (loss)                     $(174,494)     $261,133     $363,193      $895,417
                                                ==================================================

Earnings per common share before
 extraordinary item                             $    0.00      $   0.45     $   0.43      $   0.97
Loss per common share on extraordinary items        (0.66)            -        (0.66)            -
                                                --------------------------------------------------
Earnings (loss) per common share after
 extraordinary item                             $   (0.66)     $   0.45     $  (0.23)     $   0.97
                                                ==================================================

Earnings per common share before
 extraordinary item, assuming dilution          $    0.00      $   0.43     $   0.41      $   0.93
Loss per common share on extraordinary item,
 assuming dilution                                  (0.62)            -        (0.62)            -
                                                --------------------------------------------------

Earnings (loss) per common share after
 extraordinary item, assuming dilution          $   (0.62)     $   0.43     $  (0.21)     $   0.93
                                                ==================================================